UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	February 18, 2008

HIRSCH INTERNATIONAL CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-23434	11-2230715
(Commission File Number)	(IRS Employer Identification No.)

50 Engineers Road, Hauppauge, New York	11788
(Address of Principal Executive Offices)	(Zip Code)

(631) 436-7100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 18, 2008, Hirsch International Corp. (the “Company”) entered into a Sales, Service and Support Representative Agreement (the “Agreement”) with Kornit Digital (“Kornit”), a company incorporated under the laws of Israel. Pursuant to the terms of the Agreement, the Company will serve as Kornit’s exclusive service and support representative for Kornit’s line of machines, ink, and certain other products in thirteen states and will have the non-exclusive right to market and sell machines in the remaining thirty-seven states. The initial term of the Agreement is for one year, which will automatically be renewed each year unless either party provides the other party with notice of termination at least ninety days in advance of the contract’s anniversary.

Additionally, on February 19, 2008, the Company entered into a letter agreement with Kornit amending the compensation terms of the Agreement.

A copy of the Company’s press release announcing the services to be offered by the Company under the Agreement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of the Company, dated February 21, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIRSCH INTERNATIONAL CORP.

Date: February 21, 2008	By:	/s/ Paul E. Gallagher
Name: Paul E. Gallagher Title: President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Hirsch International Corp. Press Release, dated February 21, 2008